                                                                     EXHIBIT 3.2

                                    Certified to be a true and correct copy of the Bylaws of the Corporation, adopted by the Incorporator on April 30, 2001

                                    ____________________________________________
                                    Martin P. Gilmore, Incorporator

                                     BY-LAWS

                                       OF

                                LIGHTFIRST, INC.

                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETING. The Annual Meeting of the Stockholders of the Corporation shall be held on such date and hour as may be fixed by the Board of Directors and named in the call, for the election of Directors and for the transaction of such business as may properly be brought before such meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation may be held at any time in the interval between Annual Meetings. Special meetings may be called by the Chief Executive Officer, or by request of a majority of the Board of Directors, or by the Secretary upon the written request of the holders of not less than 25 percent of the shares of stock outstanding entitled to vote, which written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat, and such holders of shares shall pay the reasonably estimated cost of preparing and mailing notices of such meeting. Nothing contained herein shall limit the right and power of Directors and stockholders to require a special meeting for the election of Directors pursuant to the provisions of the Delaware General Corporation Law, as the same may from time to time be amended.

SECTION 3. PLACE OF MEETINGS. Annual and special meetings of the stockholders of the Corporation shall be held at the principal office of the Corporation or at such other place within or without the State of Delaware as the Board of Directors may from time to time determine.

SECTION 4. NOTICE OF MEETINGS. Written or printed notice of the time and place and purpose or purposes of all meetings of the stockholders shall be given personally, or by mail, not less than ten days nor more than 60 days before the day fixed for the meeting, to each stockholder entitled to vote at said meeting, and such notice shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Such notice shall also be given to any stockholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, and such notice shall specify the proposed action and state the fact that if the action is taken the dissenting stockholder shall have appraisal rights. Such notice shall be given to each stockholder by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address as it appears on the books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event it shall be mailed to the address designated in such request. Notices of every annual and special meeting shall state the place, day, hour and purpose or purposes of such meeting and, in case of any special meeting, no business shall be acted upon which has not been stated in the notice of the meeting. Notice of any meeting, as provided for by this Section, is not required to be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting his lack of notice of such meeting, shall constitute a waiver of notice by him. No notice of an adjourned meeting of stockholders need be given unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 5. RECORD DATES. For the purposes of determining the stockholders entitled to notice of or to vote at a stockholders' meeting or any adjournment thereof, the Board of Directors may fix a date of record which shall not be more than 60 days nor less than ten days before said meeting date. For the purpose of determining stockholders entitled to express consent to or dissent from any proposal without a meeting, or for determining stockholders entitled to receive payment of a dividend or the allotment of any rights, or for any other action, the Board of Directors may fix a date of record which shall not be more than 60 days prior to such action.

SECTION 6. QUORUM. At all meetings of stockholders, except as otherwise provided by law, there shall be present in person or represented by proxy stockholders owning a majority in number of the shares of the Corporation issued and outstanding and entitled to vote thereat, in order to constitute a quorum; but if there be no quorum, the holders of such shares so present or represented may by majority vote adjourn the meeting from time to time, but not for a period of over 30 days at any one time, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment of the meeting which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal of any stockholder.

SECTION 7. VOTING. At all meetings of the stockholders, each stockholder entitled to vote thereat may vote in person or by proxy, and shall have one vote for each share standing in his name on the books of the Corporation, unless otherwise provided in the Certificate of Incorporation or any amendments thereto. Shares standing in the name of another corporation of any type or kind may be voted by such officer(s), agent(s) or proxy as the by-laws of such other corporation may provide or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Upon demand of the stockholders holding 10 percent in interest of the shares, present in person or by proxy and entitled to vote, voting shall be by ballot. A plurality of the votes cast shall be sufficient to elect Directors, and a majority of votes cast shall be sufficient to take any other corporate action, except as otherwise provided by law, the Certificate of Incorporation or the By-laws.

SECTION 8. PROXIES. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney and dated. No proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

SECTION 9. CONDUCT OF MEETINGS. Meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his absence, by the President of the Corporation, or in the absence of both of them, by an Executive Vice President, if any, or in the absence of all such Officers, by a Chairman to be chosen at the Meeting. The Secretary of the Corporation shall act as Secretary of the Meeting, if present.

SECTION 10. ACTION WITHOUT A MEETING. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, (i) signed by the holders of all outstanding shares entitled to vote thereon which written consent shall have the same effect as a unanimous vote of stockholders; or (ii) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action, provided that prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and that notice shall be delivered to the Corporation's registered office in the state of Delaware, principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                   ARTICLE II

                               BOARD OF DIRECTORS

SECTION 1. ELECTION AND POWERS. Except as may otherwise be provided by the Certificate of Incorporation, the Board of Directors shall have the management and control of the affairs and business of the Corporation. The Directors shall be elected by the stockholders at each annual meeting of stockholders and each Director shall serve until his successor is elected or appointed and qualified, unless his directorship be theretofore vacated by resignation, death, removal or otherwise.

SECTION 2. NUMBER. The number of Directors constituting the entire Board of Directors shall be such number as shall be designated by resolution of the Board of Directors adopted prior to the election of Directors at the Annual Meeting of Stockholders. In the absence of such resolution the number of Directors to be elected at such Annual Meeting of Stockholders shall be the number last fixed by the Board of Directors. Any Board action designating a change in the number of Directors shall require a vote of a majority of the entire Board. The "entire Board" as used in this Article shall mean the total number of Directors which the Corporation would have if there were no vacancies. Notwithstanding the provisions of this Section, however, where all of the shares are owned beneficially and of record by less than three stockholders, the number of Directors may be less than three, but not less than the number of stockholders.

SECTION 3. VACANCIES. Vacancies in the Board of Directors (including any resulting from an increase in the number of Directors) created for any reason except the removal of a Director or Directors by the stockholders, may be filled by vote of the Board of Directors. If, however, the number of Directors then in office is less than a quorum, vacancies may be filled by a vote of a majority of the Directors then in office. Successor Directors elected under this Section shall hold office for the unexpired portion of the term of the Director whose place is vacant. In the event of an increase in the number of Directors, additional Directors elected under this Section shall hold office until their successors have been duly elected or appointed and qualified.

SECTION 4. REMOVAL. At any meeting of the stockholders duly called, any Director may, by vote of the holders of a majority of the shares entitled to vote in the election of Directors, be removed from office, with or without cause, and another may be elected by such stockholders in the place of the person so removed, to serve for the remainder of the term.

SECTION 5. MEETINGS. Regular meetings of the Board of Directors shall be held at such times as the Directors may from time to time determine. Special meetings of the Board of Directors shall be held at any time, upon call from the Chairman of the Board, the President, any Executive Vice President who is also a director, or at least one-third of the Directors.

SECTION 6. PLACE OF MEETINGS. Regular and special meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as the Board of Directors may from time to time determine.

SECTION 7. NOTICE OF MEETING. Notice of the place, day and hour of every regular and special meeting shall be given to each Director by delivering the same to him personally or sending the same to him by e-mail or facsimile or leaving the same at his residence or usual place of business, at least one day before the meeting, or shall be mailed to each Director, postage prepaid and addressed to him at the last known post office address according to the records of the Corporation, at least three days before the meeting. No notice of any adjourned meeting of the Board of Directors need be given other than by announcement at the meeting, subject to the provisions of Section 9 of this Article.

SECTION 8. WAIVER OF NOTICE. Notice of a meeting need not be given to any Director who submits a signed written waiver thereof whether before, during or after the meeting nor to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

SECTION 9. QUORUM. A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board of Directors; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof at a duly held meeting may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. Such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

SECTION 11. PERSONAL ATTENDANCE BY CONFERENCE COMMUNICATION EQUIPMENT. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

SECTION 12. COMPENSATION. Directors as such shall not receive any stated compensation for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each special or regular meeting thereof. Nothing in this Section shall be construed to preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 13. EXECUTIVE COMMITTEE AND OTHER COMMITTEES. The Board of Directors may, in its discretion, by an affirmative vote of a majority of the entire Board, appoint an Executive Committee, or any other committee, to consist of such number of Directors (subject to the restrictions contained in Section 2 of this Article) as the Board of Directors may from time to time determine. The Executive Committee shall have and may exercise between meetings of the Board of Directors all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and other committees shall have those powers conferred upon them by the Board of Directors, except that no committee shall have power in reference to: (a) amending the Certificate of Incorporation;
(b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the By-laws of the Corporation; and (f) unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence of any member of the Executive Committee or of any other committee, the members thereof present at any meeting may appoint a member of the Board of Directors previously designated by the Board of Directors as a committee alternate to act in place of such absent member. The Board of Directors shall have the power at any time to change the membership of any committee, to fill vacancies in it, or to dissolve it. The Executive Committee and any other committee may make rules for the conduct of its business, and may appoint such committees and assistants as may from time to time be necessary, unless the Board of Directors shall provide otherwise. A majority of the members of the Executive Committee and of any other committee shall constitute a quorum.

                                   ARTICLE III

                                    OFFICERS

SECTION 1. CORPORATE OFFICERS; ELECTION. The corporate officers of the Corporation shall be as follows:

                      Chairman of the Board (if any)
                      President
                      one or more Vice Presidents
                      Secretary
                      Treasurer.

The Board of Directors (or the Executive Committee) shall elect a President and a Secretary of the Corporation, and may elect a Chairman of the Board and such other corporate Officers as it may from time to time determine. The Chairman of the Board or (if there be no Chairman of the Board) the President shall be the Chief Executive Officer of the Corporation. Each corporate officer shall have such authority to act on behalf of the Corporation as is provided by these By-laws or by the Board of Directors or is established by the authorization policies of the Corporation in effect from time to time. Each corporate officer shall serve at the pleasure of the Board of Directors or until his successor shall have been duly elected or appointed and qualifies, or until his earlier death, resignation or removal in the manner provided by Section 3 of this Article. Any two offices may be held by the same person. When all of the stock of the Corporation is owned by one person, such person may hold all or any combination of offices. Any vacancies in such offices shall be filled in the same manner.

SECTION 2. ASSISTANT AND SUBORDINATE CORPORATE OFFICERS. The Board of Directors (or the Executive Committee) may elect one or more Assistant Treasurers, one or more Assistant Secretaries and such other subordinate corporate Officers as it may deem proper from time to time, who shall hold office at the pleasure of the Board of Directors (or the Executive Committee). Each such subordinate corporate officer shall have such authority to act on behalf of the Corporation as is provided by the Board of Directors or is established by the authorization policies of the Corporation in effect from time to time.

SECTION 3. REMOVAL OF CORPORATE OFFICERS. Any corporate officer may be removed with or without cause by a vote of the majority of the entire Board of Directors of the Corporation then in office at a meeting called for that purpose (or, except in the case of a corporate Officer elected by the Board of Directors, by the Executive Committee) whenever in its judgment the best interests of the Corporation may be served thereby.

SECTION 4. COMPENSATION. Unless otherwise determined by the Board of Directors, the compensation of all corporate officers shall be fixed in accordance with the compensation policies of the Corporation in effect from time to time.

SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be one, shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Board of

Directors (or the Executive Committee), have the general management of the affairs of the Corporation. The Chairman of the Board shall also preside at all meetings of the stockholders and of the Board of Directors.

SECTION 6. PRESIDENT. The President shall be the Chief Operating Officer of the Corporation and shall, subject to the direction of the Chairman of the Board and the Board of Directors (or the Executive Committee), have the general management of the business operations of the Corporation. If there be no Chairman of the Board, or in his absence or inability to act, the President shall be the Chief Executive Officer of the Corporation and shall perform all the duties of the Chairman of the Board, subject, however, to the control of the Board of Directors (or the Executive Committee).

SECTION 7. VICE PRESIDENTS. Any one or more of the Vice Presidents may be designated by the Board of Directors (or the Executive Committee) as an Executive Vice President. At the request of the Chairman of the Board or the President, or in the President's absence or during his disability, the Executive Vice President shall perform the duties and exercise the functions of the President. If there be no Executive Vice President, or if there be more than one, the Board of Directors (or the Executive Committee) may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; if such determination is not made by the Board of Directors (or the Executive Committee), the Chief Executive Officer may make such determination; otherwise, any of the Vice Presidents may perform any of such duties or exercise any of such functions. Each Vice President shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the Chief Executive Officer.

SECTION 8. SECRETARY. The Secretary shall keep full minutes of all meetings of the stockholders and of the Board of Directors in books provided for that purpose. He shall see that all notices are duly given in accordance with the provisions of the By-laws or as required by law. He shall be the custodian of the records and of the seal of the Corporation. He shall affix the corporate seal to all documents the execution of which on behalf of the Corporation, under the seal, is duly authorized by the Board of Directors (or the Executive Committee), and when so affixed may attest the same. The Secretary shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the Chief Executive Officer.

SECTION 9. TREASURER. The Treasurer shall keep correct and complete books and records of account for the Corporation. Subject to the control and supervision of the Board of Directors (or the Executive Committee) and the Chief Executive Officer, or such other corporate officer as the Chief Executive Officer may designate, he shall establish and execute programs for the provision of the capital required by the Corporation, including negotiating the procurement of capital and maintaining adequate sources for the Corporation's current borrowings from lending institutions. He shall maintain banking arrangements to receive, have custody of and disburse the Corporation's moneys and securities. He shall invest the Corporation's funds as required, establish and coordinate policies for investment in pension and other similar trusts, and provide insurance coverage as required. He shall direct the granting of credit and the collection of accounts due the Corporation, including the supervision of special arrangements for financing sales, such as time payments and leasing plans. The Treasurer shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the Chief Executive Officer.

SECTION 10. OPERATIONAL VICE PRESIDENTS, ETC. The Chief Executive Officer may appoint such operational or divisional presidents and vice presidents and other agents of the Corporation (collectively referred to herein as "operating agents") as he may deem proper from time to time. Such operating agents shall not be corporate officers of the Corporation and shall not have the authority of corporate officers to act on behalf of the Corporation. Instead, each such operating agent shall only have such powers and duties and such authority to act on behalf of the Corporation as may be prescribed from time to time by the Chief Executive Officer. Each such operating agent shall serve at the pleasure of the Chief Executive Officer and may be removed at will by the Chief Executive Officer.

                                   ARTICLE IV

                               SHARE CERTIFICATES

SECTION 1. FORM AND SIGNATURES. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares in such form not inconsistent with law or the Certificate of Incorporation, and any amendments thereof, as the Board of Directors may from time to time prescribe. The share certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, sealed with the seal of the Corporation, and countersigned and registered in such manner, if any, as the Board of Directors may by resolutions prescribe. Where any share certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or its employee, the signatures of any such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, and such corporate seal, may be facsimiles engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the share certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person had not ceased to be such officer.

SECTION 2. TRANSFER OF SHARES. The shares of the Corporation shall be transferred on the books of the Corporation by the registered holder thereof, in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with a proper assignment and powers of transfer endorsed thereon or attached thereto, duly signed by the person appearing by the certificate to be the owner of the shares represented thereby, with such proof of the authenticity of the signature as the Corporation, or its agents, may reasonably require. Such certificate shall have affixed thereto all stock transfer stamps required by law. The Board of Directors shall have power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

SECTION 3. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. The holder of any certificates representing shares of the Corporation shall immediately notify the Corporation of any mutilation, loss, theft or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in the aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or in case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction and the deposit of indemnity by way of bond or otherwise in such form and amount and with such sureties or securities as the Board of Directors may require to indemnify the Corporation and transfer agent and registrar, if any, against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates save upon the order of some court having jurisdiction in such matters.

SECTION 4. STOCK LEDGERS. The stock ledgers of the Corporation containing the names and addresses of the stockholders and the number of shares respectively held by them shall be maintained at the principal office of the Corporation, or if there be a transfer agent, at the office of such transfer agent, as the Board of Directors shall determine.

SECTION 5. TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more transfer agents and one or more registrars of its stock or of any class or classes of its shares whose respective duties the Board of Directors may from time to time determine.

                                    ARTICLE V

                                 INDEMNIFICATION

SECTION 1. INDEMNIFICATION RIGHTS. To the fullest extent authorized or permitted by the Delaware General Corporation Law, as amended from time to time, the Corporation shall indemnify any person made, or threatened to be made, a party in any civil or criminal action or proceeding by reason of the fact that he or his testator or intestate (a) is or was a Director or corporate officer of the Corporation, or (b) is or was a Director or corporate officer of the Corporation who serves or served, in any capacity, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation. The provisions of this Section 1 shall not be exclusive of any other rights to which any such person may be entitled, whether contained in the Corporation's Certificate of Incorporation, the By-laws or any agreement or resolution providing for indemnification and permitted by law.

SECTION 2. EMPLOYEES AND AGENTS. The Corporation may, in the discretion of the Board of Directors, indemnify employees and agents of the Corporation other than Directors and corporate officers of the Corporation to the fullest extent permitted by law.

SECTION 3. ADVANCEMENT OF EXPENSES. As used in this Article, the term "indemnify", in all its forms, shall be deemed to include the advancement of legal and other expenses incurred in defending a civil or criminal action or proceeding.

SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, corporate officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or applicable law.

                                   ARTICLE VI

                                    FINANCES

SECTION 1. DIVIDENDS. Subject to law and to the provisions of the Certificate of Incorporation, and any amendments thereof, the Board of Directors may declare dividends on the stock of the Corporation, payable upon such dates as the Board of Directors may designate.

SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums, as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. BILLS, NOTES, ETC. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE VII

                                   AMENDMENTS

SECTION 1. POWER TO AMEND. The Board of Directors shall have the power to adopt, amend or repeal the By-laws of the Corporation by a majority vote of the entire Board of Directors at any meeting. However, any By-laws adopted by the Board of Directors may be amended or repealed at any meeting of stockholders by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon.

SECTION 2. NOTICE OF AMENDMENT AFFECTING ELECTION OF DIRECTORS. If any By-law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of Directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

                                  ARTICLE VIII

                                   IN GENERAL

SECTION 1. GENDER. Wherever used in these By-laws, the masculine pronoun shall include the feminine and the neuter, as appropriate in the context.

SECTION 2. HEADINGS. The Article and Section headings of these By-laws are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intention expressed hereby.

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